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EXHIBIT 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
NUMBER CA CLASS A COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY AND RIDGEFIELD PARK, NJ	UNITEDGLOBALCOM, INC.	SHARES CUSIP 913247 50 8 SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK, $.01 PAR VALUE, OF
UNITEDGLOBALCOM, INC. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.
This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile seal of the Corporation and the fascimile signatures of its duly authorized officers.

Gene Schneider CHIEF EXECUTIVE OFFICER Ellen P. Spangler SECRETARY	UNITEDGLOBALCOM, INC. CORPORATE SEAL DELAWARE	Dated: COUNTERSIGNED AND REGISTERED. CHASEMELLON SHAREHOLDER SERVICES, LLC TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

UNITEDGLOBALCOM, INC.

        The Corporation will funish without charge to each shareholder who so requests a full statement of the designations, preferences, limitations and relative rights of each class of stock or series thereof of the Corporation and the variations in the relative rights and preferences between the shares of any series of preferred stock, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of any series of preferred stock. Such requests may be made to the Corporation or to the transfer agent.

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT	—	as tenants by the entireties			(Cust)	(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Under Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED,	hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

Signature(s):
X
X
	NOTICE:	THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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  EXHIBIT 4.1